Exhibit 99.1

November 15, 2018

PRESS RELEASE

Chart Industries, Inc. Completes the Acquisition of VRV

Atlanta, GA | November 15, 2018 | Chart Industries, Inc. (Nasdaq: GTLS) announced today that it completed the acquisition of VRV S.r.l. and its subsidiaries (collectively “VRV”). VRV is a diversified multinational corporation with highly automated, purpose-built facilities for the design and manufacture of pressure equipment serving the Cryogenic and Energy & Petrochemical end markets.

The acquisition is expected to add annual net sales of $120 million, achieve significant cost synergies related to operational efficiencies and sourcing, and be EPS accretive in the first full year of ownership.

Combination Highlights:

•	Complementary to Chart’s Distribution & Storage and Energy & Chemicals end markets and technologies

•	End market expansion to the “warm” side of energy and petrochemical processing as well expanding our Energy & Chemicals presence within Europe

•	Extends manufacturing footprint and improved port access by adding Italy, India and France production and commercial facilities

•	Expands repair and service offering

“With the closing of this transaction, we can now rapidly achieve cost and revenue synergies,” said Jill Evanko, Chart’s Chief Executive Officer. “Alessandro and Federico Spada, former owners who are continuing with the combined business, bring considerable industry knowledge to their new executive roles within Chart and will help facilitate a smooth integration.”

Chart expects the divestiture of CAIRE Medical to close in December 2018.

Credit Suisse served as exclusive financial advisor and Winston & Strawn LLP and NCTM served as legal advisors to Chart. Shearman & Sterling, LLP served VRV as legal advisor.

Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this news release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include Chart’s ability to successfully integrate VRV, achieve anticipated revenue, earnings and accretion; the risks and uncertainties found in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully, and risks and uncertainties associated with the ability to close the divestiture of CAIRE Medical. The Company undertakes no obligation to update or revise any forward-looking statement.

Chart is a leading diversified global manufacturer of highly engineered equipment for the industrial gas, energy, and biomedical industries. The majority of Chart’s products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, a large portion of which are energy-related. Chart has domestic operations located across the United States and an international presence in Asia, Australia, Europe and Latin America. For more information, visit: http://www.chartindustries.com.

Contact:

Jillian Evanko

Chief Executive Officer

630-418-9403

Jillian.Evanko@chartindustries.com